                                                                   Exhibit 99(i)


                       Consent & Opinion of Legal Counsel

     The Undersigned consents to the use of his name and the references in the Post Effective Amendment to the Registration Statement on Form N-1A of the STAAR INVESTMENT TRUST, of his opinion dated April 17, 2000.

Pittsburgh, PA.                            /s/ Alan Z. Lefkowitz
                                       -------------------------------
Date: April 17, 2000                           Alan Z. Lefkowitz



                                ALAN Z. LEFKOWITZ
                                Counselor-at-Law
                               2488 Mt. Royal Road
                              Pittsburgh, PA 15217
                 Phone (412) 521 0761       Fax (412) 521 8704



                                 April 17, 2000

The Securities and Exchange Commission
Washington DC 20549

     Re: The Staar Investment Trust, (Posteffective Amendment to the Registration Statement on Form N-1A under the Securities
          Act of 1933 and the Investment Company Act of 1940

Gentlemen:

         I have acted as counsel for the Staar Investment Trust (the"Trust"), a Pennsylvania business trust, in connection with the Posteffective Amendment to the Registration Statement filed by the Trust on Form N-1A covering an indefinite number of units of beneficial interests in the Trust designated as Funds established by the Trust. I have examined the Declaration of Trust, the By-Laws and the Actions of Trustees in connection with the establishment of the Funds. Based on such examination, I am of the opinion that:

         (1) The beneficial interests of the Trust have been duly authorized and the respective Funds of the Trust are duly established and authorized; and, when issued will be validly issued beneficial interests in the Trust and of the respective Funds in which such interests are invested.

         (2) When sold and issued, the said beneficial interests of the Trust will be validly issued, fully paid and non-assessable interests in the Trust in accordance with their respective Fund designations.

                                        Yours Very Truly,


                                        /s/ Alan Z. Lefkowitz
                                        ---------------------
                                        Alan Z. Lefkowitz